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                                                                   EXHIBIT 10.25

                                    EBAY INC.
                  1999 GLOBAL EQUITY INCENTIVE PLAN, AS AMENDED

                      STOCK OPTION AGREEMENT FOR (TEMPLATE)

      Pursuant to your Notice of Grant of Stock Options ("Grant Notice") and this Stock Option Agreement, eBay Inc. (the "Company") has granted you an option under its 1999 Global Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. This option is intended to be a nonstatutory stock option; it is not intended to qualify as an incentive stock option under Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service (upon notice of termination, if termination of Continuous Service is for Cause, or would have been for Cause but for your earlier delivery of notice of termination of Continuous Service), and may be exercised after such termination only as set forth below. "CAUSE" shall mean the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or an Affiliate.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and the exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full for the applicable number of shares of Common Stock upon exercise of all or any part of your option. You may elect to make payment of the exercise price in any manner PERMITTED BY YOUR GRANT NOTICE, which may include one or both of the following:

      (a) By cash or by check; or

      (b) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a broker-assisted cashless exercise program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

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5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

      (a) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three-month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three
(3) months after the termination of your Continuous Service;

      (b) the date of termination of Continuous Service if such termination is due to Cause;

      (c) twelve (12) months after the termination of your Continuous Service due to your Disability;

      (d) twelve (12) months after the termination of your Continuous Service if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates (other than for Cause or Disability);

      (e) the Expiration Date indicated in your Grant Notice; or

      (f) the day before the tenth (10th) anniversary of the Date of Grant.

7. EXERCISE.

      (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Company's Stock Administrator, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

      (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company or an Affiliate of any tax withholding obligation of the Company or an Affiliate arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

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8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option to the extent permitted under local laws.

9. STANDARD ACKNOWLEDGEMENT & WAIVER. By entering into this Agreement and accepting the grant of an option evidenced hereby, you acknowledge that: (i) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (ii) the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (iii) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) your participation in the Plan shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; (v) your participation in the Plan is voluntary;
(vi) the value of the option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (vii) the option is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the future value of the underlying shares is unknown and cannot be predicted with certainty; (ix) if the underlying shares do not increase in value, the option will have no value (x) in the event that you are not an employee of the Company, the option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the option grant will not be interpreted to form an employment contract with your employer or any Affiliate of the Company; (xi) if you exercise your option and obtain shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the option price; (xii) no claim or entitlement to compensation or damages arises from termination of the options or diminution in value of the options or shares purchased through exercise of the options and you irrevocably release the Company and your employer from any such claim that may arise; and (xiii) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment, your right to receive options and vest in options under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, your right to exercise the options after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

10. TAX REPORTING AND PAYMENT LIABILITY. The Company will assess its requirements regarding tax, social insurance and any other payroll tax ("tax-related items") withholding and reporting in connection with the option, including the grant, vesting or exercise of the option or sale of shares acquired pursuant to such exercise. These requirements may change from time to time as laws or interpretations change. Regardless of the Company's or your employer's actions in this regard, you hereby acknowledge and agree that the ultimate liability for any and all tax-

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related items is and remains your responsibility and liability and that the
Company and/or your employer (1) make no representations nor undertakings regarding treatment of any tax-related items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option and the subsequent sale of shares acquired pursuant to such exercise; and (2) do not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate your liability regarding tax-related items.

11. WITHHOLDING OBLIGATIONS.

      (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize Company/and or your employer to withhold from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company) any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate and/or your employer, if any, which arise in connection with your option.

      (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

      (c) Alternatively, or in addition, if permissible under local law, the Company may sell or arrange for the sale of shares that you acquire to meet the tax withholding obligations of the Company, an Affiliate and/or your employer.

      (d) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate and your employer are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

12. DATA PRIVACY CONSENT. As a condition of the grant of the option, you consent to the collection, use and transfer of your personal data as described in this paragraph. You understand that the Company and its Subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance number or identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, managing and administering the Plan ("Data"). You further understand that the Company and/or an Affiliate will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or an Affiliate may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the

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United States or Canada, and that the recipient's country may have different data privacy laws and protections than your country. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon exercise of the option as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on your behalf. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local Human Resources representative. Refusal or withdrawal of consent may, however, affect your ability to exercise or realize benefits from the option. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local Human Resources representative.

13. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. If you have received this or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.

15. GOVERNING LAW AND JURISDICTION. Your option shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to that body of law pertaining to choice of law or conflict of law. Any legal or equitable action to enforce your option may only be brought in a federal or state court within the geographical jurisdiction of which lies the Company's headquarters (or within the State of California if the Company's headquarters are no longer within the United States of America). No action to enforce this agreement may be brought outside the United States of America except an action to enforce the final judgment of such a court of law.

I acknowledge that I have been provided with information regarding the Plan which I have read and understand.

By:________________________            Date:___________________________________
       Optionholder

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                                    EBAY INC.
                         STOCK OPTION EXERCISE AGREEMENT

I, ______________________, (the "Optionee") hereby elect to purchase the number of shares of Common Stock of eBay Inc. (the "Company") as indicated below:

NAME: _______________________________________    NUMBER OF SHARES:___________________________
SOCIAL INSURANCE/IDENTIFICATION NUMBER:          PRICE PER SHARE:____________________________
_______________________________________
ADDRESS:_____________________________________    TOTAL OPTION PRICE:_________________________
        _____________________________________    DATE OF GRANT:______________________________
        _____________________________________    TYPE OF GRANT:  [ ] ISO [ ] NQ  (check one)

NAME ON CERTIFICATE:_________________________________________________________________________

DELIVERY OF SHARES:  [ ] Certificate to the address indicated above; or (check one)
                     [ ] Via electronic delivery (DTC) to my brokerage account numbered:_____

1. Delivery of Purchase Price and Taxes, if exercising a non-qualified stock option. The Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in my Option Agreement (the "Option Agreement") as follows (check one):

      [ ] in cash (by check) in the amount of $____________________, receipt of which is acknowledged by the Company;

      [ ] by wire through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASDAQ Dealer named therein, in the amount of $________________________________.

2. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE AND/OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3. Entire Agreement. The Plan, Option Agreement and Notice of Grant of Stock Option (the "Notice") are incorporated herein by reference. This Exercise Agreement, the Plan, the Option Agreement and the Notice constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.

Date: ________________________________           _______________________________
                                                 Signature of Optionee